UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 11, 2016

Commission File #: 000-53723

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

65-1102237

(IRS Employer Identification Number)

39 Old Ridgebury Road

Danbury, CT 06180

(Address of principal executive office)

Tel: (917) 796-9926

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01 – OTHER EVENTS.

On April 11, 2016, the management of Tauriga Sciences, Inc. (the “Company”) became aware of a misstatement in its Definitive Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “Commission”) on July 17, 2015. Specifically, on page 8 of the Proxy Statement and under the heading “Group 10 Holdings Convertible Note Financing”, the Company indicated that on July 14, 2015 it issued a Convertible Debenture with Group 10 Holdings, LLC (“Group 10”) in principal amount of $96,000 with maturity date of July 14, 2016 (the “Group 10 Note”). As set forth in the Proxy Statement, the Company received gross proceeds of $80,000 under the Group 10 Note.

The Proxy Statement further indicated the proceeds of the Group 10 Note were used for payment under the Settlement Agreement dated June 1, 2015 between the Company and Typenex Co-Investment, LLC, as further discussed in the Current Report on Form 8-K filed with the Commission on June 8, 2015. However, this was an inadvertent and incorrect disclosure by the Company. The Company used the proceeds from the Group 10 Note to fund the expenses related to the Proxy Statement, to make the $41,500 cash payment to the Company’s former Chief Executive Officer and Chief Financial Officer related to her departure, as further discussed in the Current Report on Form 8-K filed with the Commission on July 17, 2015, and to make the $7,000 cash payment to the Company’s from Chief Medical Officer related to his departure.

Except for as set forth above, the Company believes the Proxy Statement is accurate in all material respects. The Company does not believe the misstatement above is material, however it wanted to correct the information which currently exists in the public market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2016

TAURIGA SCIENCES, INC.

	By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer